[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.36

AMENDMENT #1 – SUPPLY AGREEMENT

BETWEEN:

DYNAVAX TECHNOLOGIES CORPORATION, a company established pursuant to the laws of Delaware, with its registered office at 2100 Powell Street, Suite 720, Emeryville, California 94608, (“Buyer”)

AND

BECTON, DICKINSON AND COMPANY, a corporation organized under the laws of New Jersey, with a place of business at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1866 (“BD”)

BACKGROUND

(A) BD and Buyer are parties to a Supply Agreement dated April 1, 2021 (the “Agreement”).

(B) The parties now wish to extend and amend the Agreement as set out below in this agreement (“Amendment #1”).

AGREEMENT

1.
Amendments: In consideration of the promises and mutual covenants contained herein and with effect from the date last signed below (the “Amendment Effective Date”), the parties agree that the following amendments are made to the Agreement:
1.1
Section 3 of the Agreement is deleted and replaced with the following:

The manufacture, purchase and sale obligations of this Agreement shall be deemed to commence on the Effective Date and shall remain in effect until December 31, 2024 unless terminated earlier in accordance with the provisions of this Agreement. Thereafter, this Agreement shall automatically renew for a maximum of two successive one (1) year terms unless either Party gives written notice to the other Party of its intent not to renew no later than [*] prior to the expiration of the then-current term.

1.2
Section 4.2 of the Agreement is deleted and replaced with the following:

Prices for the Product shall be as set out in Schedule 3 hereof from the Amendment Effective Date until [*]. Thereafter, prices shall be agreed by the Parties in good faith, provided, that BD shall not be required to deliver Product until such prices have been agreed. Such increases will be no more frequent than once per year thereafter and will not represent greater than [*] increase over the immediately prior pricing. In the event of a raw material price increase, the Parties shall meet to discuss in good faith any required price change. In addition, BD may increase prices in the event (i) the cost of manufacturing and supplying the Product

(including the costs of raw materials included therein) has increased, (ii) changes are made to the Specifications of the Product, or (iii) other regulatory or legislative changes or other unforeseen economic, legal or competitive factors affecting BD. If the Parties are unable to agree on price changes as per this Section 4.3 within 60 days after BD first gives notice of a requested price change, each Party is entitled to terminate this Agreement with [*] written notice to the other. All purchase orders shall specify the applicable prices for Product then in effect pursuant to this Agreement.

1.3
The last sentence of Section 4.4 of the Agreement is deleted.
1.4
Schedule 3 of the Agreement is deleted and replaced with the new Schedule 3 contained in the Annex to this Amendment #1.
2.
Ratification of Agreement. Except as set forth in clause 1 of this Amendment #1, all the terms and conditions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. This Amendment #1 is hereby integrated into and made a part of the Agreement. Accordingly, the term “Agreement” referred to in the Agreement, and all other instruments and agreements executed thereunder or pursuant thereto, shall for all purposes refer to the Agreement as amended by this Amendment #1.
3.
General. This Amendment #1 may be executed in one or more counterparts, each of which shall be effective as of the Amendment Effective Date, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment #1 to produce or account for more than one such counterpart. This Amendment #1 shall be deemed executed by the parties when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Amendment #1 shall be governed by the laws of the State of Delaware.

Acknowledged and Agreed by:

BECTON, DICKINSON AND COMPANY	DYNAVAX TECHNOLOGIES CORPORATION
By: /s/ Ben Hayes Signature Ben Hayes Printed Name Vice President of Sales, North America Title 28-Sep-2022 Date	By: /s/ David Novack Signature David Novack Printed Name President and COO Title 28-Sep-2022 | 07:25 PDT Date

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

ANNEX – NEW SCHEDULE 3

PRODUCT; SPECIFICATIONS; PRICES; LEAD TIMES

	BD Product/Description	Cat#	Standard Lead Times
1	HYPAK SCF1ML RF PRTC W7025/65 DHB PPL HFV	47578226	[*]
2	HYPAK PR1.5ML PP	47325919	[*]
3	BACKSTOP1-3ML PP CLEAR	47094906	[*]

PRODUCT LIST

SKU	Description
		[*] Price/1000 units for [*] units	[*] Price/1000 units for [*] units	[*] Price/1000 units for [*] units	[*] Price/1000 units for [*] units
47578226	HYPAK SCF1ML RF PRTCW7025/65 DHB PPL HFV	[*]	[*]	[*]	[*]
47325919	HYPAK PR1.5ML PP	[*]	[*]	[*]	[*]
47094906	BACKSTOP1-3ML PP CLEAR	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.